UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to SS. 240.14a-11(c) or SS. 240.14a-12

HARRINGTON WEST FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PROXY STATEMENT
VOTING
INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
MANAGEMENT COMPENSATION
Performance Graph
RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSALS
ANNUAL REPORTS
OTHER MATTERS

April 15, 2004

Dear Stockholder,

     You are cordially invited to attend the Annual Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”). The meeting will be held at Harrington Bank, a Division of Los Padres Bank, FSB, 14300 Metcalf Avenue, Overland Park, Kansas, on Tuesday, May 25, 2004 at 5:00 p.m. local time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and investment in Harrington West Financial Group, Inc. are sincerely appreciated, and we look forward to visiting with you at the annual meeting.

Very truly yours,
/s/ CRAIG J. CERNY
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

Harrington West Financial Group, Inc.

610 Alamo Pintado Road
Solvang, California 93463

(805) 688-6644

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”), will be held at Harrington Bank, a Division of Los Padres Bank, FSB, 14300 Metcalf Avenue, Overland Park, Kansas on Tuesday, May 25, 2004 at 5:00 p.m. local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect two (2) directors for a three (3) year term or until their successors are elected and qualified;

(2)	To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business which may properly come before the meeting.

     The Board of Directors has fixed March 31, 2004 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ CRAIG J. CERNY
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

Solvang, California
April 15, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

HARRINGTON WEST FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 25, 2004

     This Proxy Statement is furnished to the holders of common stock, $0.01 par value per share (the “Common Stock”), of Harrington West Financial Group, Inc. (the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Harrington Bank, a Division of Los Padres Bank, FSB, 14300 Metcalf Avenue, Overland Park, Kansas on Tuesday, May 25, 2003 at 5:00 p.m., local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 15, 2004.

     Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Stockholders may vote by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you.

     The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

     The proxy card included herein, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with its instructions. If no contrary instructions are given, each proxy card received will be voted (i) FOR the nominees for director described herein; (ii) FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2004; and (iii) upon the transaction of such other business as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of Secretary, Harrington West Financial Group, Inc., 610 Alamo Pintado Road, Solvang, California 93463); (ii) filing a later dated proxy (using a proxy card); or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING

     Only stockholders of record at the close of business on March 31, 2004 (“Voting Record Date”), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 5,257,484 shares of Common Stock outstanding, and the Company has no other class of equity securities outstanding. Each stockholder has one vote per share of Common Stock for which they are the beneficial owner.

     Directors are elected by a plurality of the votes cast with a quorum present. The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum, but will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy and entitled to vote is required to ratify the appointment of the independent auditors. Abstentions will be treated as present and entitled to vote at the Annual meeting. Consequently, abstentions will be counted as a vote against the ratification of the appointment of the Company’s independent auditors. Under rules applicable to broker-dealers, the proposals for consideration at the Annual Meeting are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there will be no “broker non-votes” at the Annual Meeting.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS,
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

     The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

     No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. Each of the nominees currently serve as a director of the Company.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

Information With Respect to Nominees for Directors and Continuing Directors

     The following tables present information concerning the nominees for director of the Company and each director whose term continues.

Nominees for Director for Three-Year Term Expiring in 2007

Name	Age(1)	Director Since
Paul O. Halme	63	2002
Stanley J. Kon	55	1996

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE
ABOVE NOMINEES FOR DIRECTOR.

Directors Whose Terms Expire in 2005

Name	Age(1)	Director Since
Craig J. Cerny	48	1995
John J. McConnell	58	1996

Directors Whose Terms Expire in 2006

Name	Age(1)	Director Since
William W. Phillips, Jr.	51	2002
William D. Ross	75	1996

(1)	As of April 15, 2004

     Information concerning the principal occupation of each nominee for director of the Company and continuing members of the Board of Directors, during the past five years, is set forth below.

     Craig J. Cerny has served as the Company’s Chairman of the Board and Chief Executive Officer since August 1995, when he formed the Company to acquire Los Padres Bank, FSB (the “Bank”). Mr. Cerny has been the Chief Executive Officer of the Bank since October 2001 and the Chairman of the Board of the Bank since May 2002. Mr. Cerny has also served as a director and the Chief Investment Officer of the Bank since April 1996. Until January 2002, Mr. Cerny was the Chief Executive Officer, President and a director of Harrington Financial Group, Inc., Richmond, Indiana (“HFGI”), and Chairman of the Board and Chief Executive Officer and President of HFGI’s subsidiary, Harrington Bank, FSB, positions he held since February 1992. In January 2002, HFGI and Harrington Bank merged with an unaffiliated financial institution after the sale of, among other things, the assets of HFGI’s Shawnee Mission, Kansas operations to the Bank. Prior to holding these positions, Mr. Cerny served as a principal and member of the board of directors of Smith Breeden Associates, Inc. (“Smith Breeden”), an investment management and bank consulting firm with over $30 billion of assets under advisement, which renders consulting and advisory services to the Company. Mr. Cerny was employed at Smith

Breeden from April 1985 to December 1996, where he was active in their bank consulting and investment advisory practice. Mr. Cerny remains a stockholder in Smith Breeden.

     William W. Phillips, Jr. is the Company’s President and a director and he is the President, Chief Operating Officer and a director of the Bank. Mr. Phillips has been the Company’s President since 1998 and a director since May 2002. Mr. Phillips became a director of the Bank in 2001. Mr. Phillips had served as the President and Chief Operating Officer of the Bank since 1997. Prior to being named as the Company’s President, Mr. Phillips held positions as the Company’s Chief Financial Officer and as the Company’s Chief Operating Officer. Prior to being the President and Chief Operating Officer of the Bank, Mr. Phillips served as its Senior Vice President and Treasurer. Mr. Phillips has more than 25 years of experience in the banking industry and has served the Bank in progressively responsible capacities since its origination in 1983.

     William D. Ross has served as a director of the Company since 1996 and a director of the Bank since its incorporation in 1982. Mr. Ross served as the Company’s President from 1996 until 1998 and as the Chief Executive Officer of the Bank from 1983 to 1998 and was Chairman of the Bank from 1997 to May 2002. Mr. Ross has spent more than 46 years in the banking business.

     Paul O. Halme has served as a director of the Company since May 2002 and as a director of the Bank since 2000. Mr. Halme is an attorney and a partner in the law firm of Halme and Clark in Solvang, California.

     Stanley J. Kon has served as a director of the Company and as a director of the Bank since 1996. Dr. Kon also served as a director of HFGI until January 2002. Dr. Kon is a Senior Vice President, a director and co-head of the Investment Management Group of Smith Breeden. Dr. Kon also serves as Smith Breeden’s Director of Research. Prior to joining Smith Breeden in 1997, Dr. Kon was a Professor of Finance at the University of Michigan since 1982.

     John J. McConnell has served as a director of the Company and as a director of the Bank since 1996. Dr. McConnell also served as a director of HFGI until January 2002. Dr. McConnell is the Emanuel T. Weiler Distinguished Professor of Management (in Finance) at the Krannert School of Management, Purdue University, where he has been a faculty member since 1976. He served on the Board of Directors of the Federal Home Loan Bank of Indianapolis from 1983 to 1986 and has been a consultant for various government agencies, trade associations, law firms, and corporations.

Executive Officers Who Are Not Directors

     Set forth below is information concerning executive officers of the Company and the Bank who do not serve on the Board of Directors of the Company. Each executive officer of the Company is elected by the Board of Directors of the Company and serves until their successor is elected and qualified. No executive officer set forth below is related to any director or other executive officer of the Company or the Bank by blood, marriage or adoption, with the exception of Susan Weber and Steen Weber, who are related by marriage. There are no arrangements or understandings between a director of the Company or the Bank and any other person pursuant to which such person was elected an executive officer.

     Susan C. Weber, age 57, has been with the Bank since 1983. Mrs. Weber has served as the Company’s Senior Vice President and Secretary since 1999. Mrs. Weber has served as Executive Vice President and Chief Lending Officer of the Bank since 1999, and she has been a director of the Bank since 2001. When Mrs. Weber joined the Bank in 1983 as Vice President and Loan Manager, she was instrumental in establishing its loan department. Shortly thereafter, Mrs. Weber was promoted to Vice President and Chief Loan Officer and, in June 1997, she was promoted to Senior Vice President and Chief

Loan Officer. Mrs. Weber has more than 30 years experience in the banking industry, including 20 years at the Bank.

     Mark R. Larrabee, age 46, has been President of the Kansas Region and Chief Commercial Lending Officer of the Bank since November 2001, when the Bank acquired the Kansas operations of Harrington Bank, FSB. In December 2001, Mr. Larrabee was also named a director of the Bank. Mr. Larrabee held similar positions at Harrington Bank, FSB since February 1998. From January 1996 to February 1998, Mr. Larrabee served as Executive Vice President for Country Club Bank, Kansas City, Missouri. Prior to joining Country Club Bank, Mr. Larrabee was Senior Vice President for Bank IV Kansas, National Association, Overland Park, Kansas, from March 1984 to January 1996.

     Sean M. Callow, age 39, has served as the Senior Vice President and Chief Financial Officer for the Company and the Bank since April 1999. Prior to being named as the Company’s Chief Financial Officer, Mr. Callow held the position of Controller of the Bank. Prior to joining the Company in 1991 Mr. Callow was a senior accountant with Deloitte & Touche, auditing companies in the real estate and savings and loan industry. Prior to that Mr. Callow served as the controller at Danvik Engineering Consulting.

     Vernon H. Hansen, age 51, joined the Bank in July 2002 as President of its newly formed Arizona Region. Mr. Hansen has several years of experience in the Phoenix, Arizona metropolitan market, and a 31 year background in commercial and community banking, including duties as President, Branch Manager, Chief Credit Officer and Lending Officer. Prior to joining the Bank, Mr. Hansen served as Executive Vice President — Chief Lending Officer for Bank of the Southwest in Tempe, Arizona from May 2001 to July 2002, and Vice President - Chief Credit Officer for Matrix Capital Bank in Phoenix and Denver from January 1997 to May 2001. Mr. Hansen was also employed by the Federal Deposit Insurance Corporation as a bank examiner earlier in his career.

     Michele K. Morrison, age 44, has been with the Bank since its inception in 1983. Ms. Morrison has served as Senior Vice President and Chief Savings Officer of the Bank since 1999. Prior to 1999, she has held several positions within Savings Administration for the Bank. Ms. Morrison has more than 24 years experience in the banking industry, including 20 years with the Bank.

     Steven J. Berg, age 53, has served as the Company’s Corporate Counsel and as Senior Vice President and Compliance Officer of the Bank since October 1996. At the time Mr. Berg joined the Bank, Mr. Berg was in private law practice in Santa Barbara and Goleta, California, where he focused on banking and creditors rights law. Prior to that, Mr. Berg served in various legal positions, including general counsel with Santa Barbara Federal Savings & Loan Association. Mr. Berg entered private law practice in 1976.

     Louise J. Thurman, age 62, has served as Senior Vice President, Manager of Human Resources and Security Officer of the Bank since 1996. Prior to joining the Bank, Mrs. Thurman was employed by First Banks, Inc. (formerly La Cumbre Savings Bank, FSB) for five years where she served as Vice President, Human Resources Manager. Mrs. Thurman’s previous human resources experience includes seven years with First Federal Bank of California, Santa Monica, California, where she served in progressively increasing levels of responsibilities culminating as Vice President, Human Resources Director, and nine years with the Power Systems Division of Gould, Inc., Downey, California, where she served as a member of the management negotiating team during contract negotiations with two bargaining units under the International Brotherhood of Electrical Workers.

     R. Sue Holland, age 52, currently serves as Senior Vice President, Loan Service Manager. Mrs. Holland joined the Bank’s lending department in 1985, and was promoted to Loan Service Manager of the Bank in 1986. Prior to joining Los Padres Bank, Mrs. Holland was employed for nine years at Santa Barbara Federal Savings & Loan Association in various positions within the accounting, loan processing and operations departments.

     Steen Weber, age 42, has been with the Bank since 1986, currently serving as Senior Vice President and Credit Risk Manager since 2001. Prior to 2001, Mr. Weber held several positions within the Loan Department for the Bank and as a Vice President and Business Development Officer for Harrington Wealth Management Company, a wholly owned subsidiary of the Bank.

     Kim D. Chambers, age 36, serves as Senior Vice President and Wholesale Lending Manager. Since joining the Bank in 1997, Mrs. Chambers has served as in various capacities including several managerial positions. Mrs. Chambers also provides oversight management for the Bank’s wholly owned subsidiary, Los Padres Mortgage Company. Mrs. Chambers was previously employed with Chase Manhattan Mortgage as an underwriter and processing/funding supervisor.

Board of Directors Meetings

     Regular meetings and special meetings of the Board of Directors of the Company are held as necessary to adequately conduct the Company’s business. During the year ended December 31, 2003, the Board of Directors met seven times. Pursuant to applicable Nasdaq National Market requirements, the Board of Directors has made an affirmative determination that the following members of the Board of Directors are “independent” within the meaning of such rule: Paul O. Halme, Stanley J. Kon, John J. McConnell and William D. Ross. As such, and pursuant to applicable Nasdaq National Market requirements, a majority of the members of the Board of Directors are “independent” as so defined. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served in 2003. Directors are encouraged to attend annual meetings of stockholders of the Company. All directors attended the Company’s prior annual meeting of stockholders.

Director Compensation

     The Company’s non-employee directors received an annual fee of $15,000 for attending Board of Directors and committee meetings during 2003. Non-employee directors of the Bank received an annual fee of $27,500 for attending Board of Director and committee meetings of the Bank during 2003.

     In addition, each of the Company’s directors is eligible to receive option grants under the terms of the 1996 Stock Option Plan. The Company’s non-employee directors and non-employee directors of the Bank may not receive an option to purchase more than 5,400 shares of the Company’s Common Stock in any calendar year, provided the maximum grant may not be more than 7,200 shares in any calendar year if such individual is serving as a director of both the Company and the Bank.

Committees of the Board of Directors

     General. The Company’s Board of Directors has an Audit Committee and a Compensation Committee, each of which is described below. The Company’s Audit and Compensation Committees are and will continue to be comprised entirely of independent directors, as defined by the listing standards of the Nasdaq National Market, the Sarbanes-Oxley Act of 2002, and the Securities and Exchange Commission (“SEC”). The members of the Company’s Audit Committee and Compensation Committee are Messrs. Ross, Halme and McConnell. In addition, the Company’s Board of Directors has determined that the Audit Committee has an “audit committee financial expert” as defined in regulations issued by the SEC. The Company’s “audit committee financial expert” is John J. McConnell. The Audit Committee met four times in 2003, and the Compensation Committee met one time in 2003.

     During 2003, the entire Board of Directors of the Company acted as a nominating committee. Pursuant to applicable Nasdaq National Market requirements, the nominees for director were selected by a majority of the independent directors. The Board of Directors believed that the formation of a nominating committee and the adoption of a formal charter was not necessary in 2003 because, consistent with past practice, a majority of the independent directors approve all nominees for director. The Board of Directors, however, anticipates establishing a nominating committee comprised of independent directors and adopting a written charter for such nominating committee in 2004.

     Audit Committee. The Company’s audit committee oversees the Company’s auditing, accounting, financial reporting and internal control functions and selects, engages and compensates the Company’s independent accountants. In addition, the audit committee monitors the quality of the Company’s critical accounting principles and financial reporting. The audit committee also evaluates the independence of the Company’s independent accountants and will approve in advance any permissible non-audit services provided to the Company by the independent accountants. Accordingly, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, who must report directly to the Audit Committee. In discharging its duties, the audit committee:

•	meets independently with the Company’s compliance staff, contracted internal auditors, the Company’s independent accountants and the Company’s senior management;

•	reviews the general scope of the Company’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems as well as the results of the annual audit;

•	receives, retains and evaluates complaints by the Company’s employees with respect to the Company’s accounting, internal accounting controls and auditing matters; and

•	resolves all disagreements between the Company’s management and the Company’s independent accountants.

     The Company’s Board of Directors has adopted a written charter for the audit committee. A copy of that charter was filed as an appendix to last year’s proxy statement.

     Compensation Committee. The Company’s Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for the Company’s elected officers including targeted total cash compensation and long-term equity based incentives. The Report of the Compensation Committee on Executive Compensation is set forth elsewhere in this Proxy Statement. See “Report of the Compensation Committee on Executive Compensation.”

     Bank Committees. In addition, the Bank has the following committees: an Asset/Liability Management Committee, an Audit Committee, a Compensation Committee, a Community Reinvestment Act Committee, an Executive Committee, an Internal Asset Review Oversight Committee, and a Loan Oversight Committee.

Report of the Audit Committee

     The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

March 8, 2004

To the Board of Directors of Harrington West Financial Group, Inc.:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

William D. Ross
Paul O. Halme
John J. McConnell

Consideration of Director Nominees

     Stockholder Nominees. The policy of the Board of Directors is to consider properly submitted stockholder nominations for candidates for membership on the Board. The Company’s Bylaws govern nominations for election to the Board of Directors and provide that nominations for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder eligible to vote at an annual meeting of stockholders who has complied with specified notice requirements. Written notice of a stockholder nomination must be delivered or mailed to the Company’s principal executive offices not later than ninety (90) days before the anniversary date of the mailing of the Company’s proxy materials in connection with the immediately preceding annual meeting of stockholders. Nominations not made in accordance with the Company’s Bylaws may be disregarded. The Company did not receive any such nominations from stockholders in connection with the Annual Meeting.

     Director Qualifications. In evaluating nominations for director, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board. Members of the Board should have the highest professional and personal ethics and values, consistent with the values of the Company. Nominees should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.

     Identifying and Evaluating Nominees for Directors. The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors will consider various potential candidates for director. The Board of Directors expects that candidates may come to the attention of the Board of Directors through current Board members, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors will consider properly submitted stockholder nominations for candidates for the Board. The Board of Directors expects that following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board of Directors at a regularly scheduled meeting. The Board of Directors also may review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Board of Directors will seek to achieve a balance of knowledge, experience and capability on the Board.

Communications with the Board

     Stockholders may communicate with the Board of Directors, by sending a letter to the Company’s Board of Directors, c/o Corporate Secretary, Harrington West Financial Group, Inc., 610 Alamo Pintado Road, Solvang, California 93463. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit stockholder correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) certain directors and executive officers of the Company, and (iii) all directors and executive officers of the Company as a group.

	Amount and Nature
	of Beneficial
Name of Beneficial	Ownership as of		Percent of
Owner or Number of	the Voting Record		Common
Persons in Group	Date		Stock
Directors and executive officers:
Craig J. Cerny	666,964	(1)	12.7%
William W. Phillips, Jr.	140,882	(2)	2.7%
Sean M. Callow	50,026	(3)	1.0%
Susan C. Weber	76,128	(4)	1.4%
Stanley J. Kon	58,026	(5)	1.1%
John J. McConnell	85,127	(6)	1.6%
Paul O. Halme	23,776	(7)	0.4%
William D. Ross	148,966	(8)	2.8%
All directors and executive officers as a group (16 persons)	1,340,707	(9)	25.6%

(1)	Includes 102,600 shares held by Rhonda Cerny, Mr. Cerny’s wife, 14,058 shares held by Harrington Wealth Management as agent for the Cerny family, and 149,044 shares underlying stock options exercisable within 60 days of the voting record date.

(2)	Includes 35,762 shares held by the Phillips Family Trust and 77,850 shares underlying stock options exercisable within 60 days of the voting record date.

(3)	Includes 1,235 shares held by Mr. Callow’s spouse in the Traci Callow IRA.

(4)	Includes 8,107 shares held by the Weber Family Trust and 47,850 shares underlying stock options exercisable within 60 days of the voting record date.

(5)	Includes an aggregate of 2,700 shares held by Mr. Kon’s minor children and 28,906 shares underlying stock options exercisable within 60 days of the voting record date.

(6)	Includes 28,906 shares underlying stock options exercisable within 60 days of the voting record date.

(7)	Includes 3,976 shares underlying stock options exercisable within 60 days of the voting record date.

(8)	Includes 2,400 shares held by Marie Steiner Ross, Mr. Ross’s wife, and 54,106 shares underlying stock options exercisable within 60 days of the voting record date.

(9)	Includes 457,987 underlying stock options exercisable within 60 days of the voting record date held by directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the Company’s capital stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company’s capital stock, other than Craig J. Cerny, the Company’s Chairman of the Board and Chief Executive Officer. See “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management.”

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2003, the Company’s officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

MANAGEMENT COMPENSATION

Executive Compensation

     The following table sets forth salaries and bonuses paid during the last three years to the Bank’s Chief Executive Officer and the Bank’s four other most highly compensated executive officers whose total annual salary and bonus exceeds $100,000. The individuals included in this table are referred to as the “named executive officers.” The named executive officers do not receive any separate compensation from the Company.

				Long-Term
				Compensation
		Annual Compensation		Awards
					All Other
Name and Principal Position	Year	Base Salary(1)	Bonus	Options(2)	Compensation(3)
Craig J. Cerny	2003	$325,002	$225,000	—	$14,000
Chairman and Chief Executive Officer	2002	325,002	200,000	9,000	13,500
of the Company	2001	227,500	140,000	—	13,750

William W. Phillips, Jr.	2003	170,000	110,000	9,000	14,000
President of the Company and the Bank	2002	162,504	90,000	7,200	13,500
	2001	150,000	75,000	7,200	13,750

Sean M. Callow	2003	112,002	55,000	4,800	10,980
Chief Financial Officer of the	2002	107,004	50,000	4,500	9,080
Company and the Bank and Senior Vice	2001	97,500	37,500	4,500	9,275
President of the Bank

Susan C. Weber	2003	135,000	65,000	6,000	12,743
Senior Vice President of the	2002	120,000	55,000	5,400	9,700
Company and Executive Vice	2001	105,000	40,000	5,400	9,400
President of the Bank

Mark R. Larrabee(4)	2003	160,002	65,000	5,400	14,000
President of the Kansas Region and	2002	155,000	45,000	6,000	10,850
Commercial Loan Manager	2001	25,833	—	4,800	2,067

(1)	Mr. Cerny’s salary includes fees paid to him as a director of the Company and the Bank for fiscal 2001 only.

(2)	For fiscal 2003, the Board of Directors agreed that in lieu of granting options to Mr. Cerny, the Board would extend the expiration date on 50,944 options to purchase shares of common stock currently held by Mr. Cerny by two years, or until June 30, 2005.

(3)	For fiscal 2003, includes 401(k) discretionary contributions made by the Bank of $8,000 for Mr. Cerny, $8,000 for Mr. Phillips, $6,480 for Mr. Callow, $7,600 for Mrs. Weber, and $8,000 for Mr. Larrabee and 401(k) matching contributions made by the Bank of $6,000 for Mr. Cerny, $6,000 for Mr. Phillips, $4,500 for Mr. Callow, $5,143 for Mrs. Weber, and $6,000 for Mr. Larrabee.

(4)	Mr. Larrabee’s employment with the Bank began in November 2001, when the Bank acquired the Kansas operations of Harrington Bank, FSB.

     The following table provides information with respect to the exercise of stock options during 2003 by the Company’s named executive officers and the value of unexercised options at December 31, 2003.

			Number of Unexercised		Value of Unexercised In-the-
			Options at 12/31/03(1)		Money Options at 12/31/03
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Craig J. Cerny	$—	$—	146,794	6,750	$1,182,252	$40,875
William W. Phillips, Jr.	—	—	72,000	18,000	541,010	182,010
Sean M. Callow	10,800	92,400	20,625	8,438	111,600	101,587
Susan C. Weber	—	—	39,600	12,750	273,557	126,132

(1)	Value of unexercised “in-the-money” options is the difference between the fair market value of the securities underlying the options and the exercise or base price of the options as of December 31, 2003.

     The following table provides information with respect to the named executive officers concerning the grant of stock options during 2003.

	Individual Grants
	(Options Granted in 2003)
					Potential Realizable
					Value at Assumed
					Annual Rates of
	Number of	Percent of			Stock Price
	Securities	Total Options			Appreciation for
	Underlying Options	Granted To Employees	Exercise or Base	Expiration	Option Term
Name	Granted(1)	in 2003	Price(2)	Date(3)	5%	10%
Craig J. Cerny	—	—%	$—	—	$—	$—
William W. Phillips, Jr.	9,000	9.9	9.38	1/8/2013	53,091	134,544
Sean M. Callow	4,800	6.2	9.38	1/8/2013	28,315	71,757
Susan C. Weber	6,000	7.4	9.38	1/8/2013	35,394	89,696

(1)	For fiscal 2003, the Board of Directors agreed that in lieu of granting options to Mr. Cerny, the Board would extend the expiration date on 50,944 options to purchase shares of common stock currently held by Mr. Cerny by two years, or until June 30, 2005.

(2)	The exercise price was based on the fair market value of a share of common stock on the date of grant.

(3)	All stock options granted under the 1996 Stock Option Plan vest annually in four equal installments commencing on the first anniversary of the grant date.

Certain Relationships and Related Transactions

     Except as described below, during 2003, the Company has not been a party to any transaction or series of transactions in which the amount involved exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company’s Common Stock had or will have a direct or indirect material interest.

     Under applicable federal law, the Bank can make loans or extensions of credit to its and the Company’s executive officers and directors only if the loans and extensions of credit are made on substantially the same terms, including interest rates and collateral, as the Bank then makes available for comparable transactions with the general public, unless the loans are made pursuant to a benefit or compensation program that (i) the Company makes widely available to its employees and (ii) does not give preference over other employees to any director, executive officer or principal stockholder or certain affiliates. Also, if the Bank makes a loan or extends credit to any of its or the Company’s executive officers or directors, the transaction must not involve more than the normal risk of repayment or present other unfavorable features. In early 2002, the Company adopted a mortgage loan program for the benefit of all of the Company’s employees. Under this program, the Company offers its employees mortgage loans on its customary terms, provided that during the period they are employed by the Company or the Bank the interest rate on the mortgage loan will be equal to 3-month LIBOR plus 200 basis points with a cap which equals the fixed rate available for unaffiliated parties at the time of origination.

     The following table sets forth certain information relating to such preferential loans to executive officers and directors which were outstanding at December 31, 2003.

		Largest Amount of
		Indebtedness between
	Loan Origination	January 1, 2003 and	Balance as of
Name	Date	December 31, 2003	December 31, 2003
Craig J. Cerny	09/27/2002	$963,310	$943,868
Paul Halme	03/20/2002	563,463	549,736
John McConnell	02/19/2003	313,600	308,932
Susan Weber	01/24/2002	345,478	338,358
Mark Larrabee	05/28/2002	173,642	160,229
Dean Anders	09/16/2002	114,661	111,879
Steven Berg	10/17/2002	349,473	341,444
Sean Callow	11/6/2002	378,897	370,713
Sue Holland	03/15/1989	110,051	104,453
Michele Morrison	03/25/2002	267,086	251,592
Louise Thurman	02/24/2003	127,000	124,891

     At December 31, 2003, Village One, a general partnership, of which Mr. Halme, a director of the Company, holds a 10% interest, had a loan from the Bank with an outstanding balance of $967,851. As of February 10, 2004, this loan was paid in full.

     At December 31, 2003, Mirage Crossing, LLC, of which Resource Marketing Group, Inc., holds a 14% interest, had a loan from the Bank with an outstanding balance of $2,472,652. Resource Marketing Group, Inc. is a wholly owned company of Mr. Hatlestad, a director of the Bank.

     As of December 31, 2003, loans to directors and officers in excess of $60,000 aggregated $7.6 million or 15.81% of the Company’s consolidated stockholders’ equity as of such date, including the loans to the directors and executive officers described above. All loans set forth in the table above were made by the Bank in accordance with the policy and program described in the preceding paragraphs.

     The Bank entered into an Investment and Interest Rate Advisory Agreement with Smith Breeden in February 1997, which was amended in January 2002. Under the terms of the agreement, the Bank appointed Smith Breeden as investment advisor with respect to the management of the Bank’s portfolio of investments and its asset and liability management strategies. Specifically, Smith Breeden advises and consults with the Bank with respect to its investment activities, including the acquisition of mortgage-backed securities, the use of repurchase agreement transactions in funding and the acquisition of certain hedging instruments to reduce the interest rate risk of the Bank’s balance sheet. Smith Breeden received fees of $365,000 from the Company during 2003 under the Agreement. Stanley Kon, a director of the Company, is a principal and director at Smith Breeden. Additionally, Mr. Cerny, the Company’s Chairman of the Board and Chief Executive Officer is a minority stockholder in Smith Breeden.

Compensation Interlocks and Insider Participation

     The Company’s Board of Directors’ compensation committee currently consists of Messrs. Ross, Halme and McConnell, all of whom are independent directors. During the year ended December 31, 2003, no member of the Board of Directors or of its compensation committee served as a member of the board of directors or compensation committee of an entity that had one or more executive officers serving as members of the Company’s Board of Directors or its compensation committee.

     None of the members of the Compensation Committee during fiscal year ended December 31, 2003, served as an officer or employee of the Company or the Bank, and except as described below, none of the members of the compensation committee has served as one of the Company’s officers, or as an officer of the Bank, or had a relationship with the Company or the Bank requiring disclosure under the securities laws. John McConnell had an outstanding mortgage loan of $308,932 with the Bank as of December 31, 2003. Paul Halme had an outstanding mortgage loan of $549,766 and a partnership, of which Mr. Halme holds a 10% interest, had a business loan of $967,851 with the Bank as of December 31, 2003. The business loan was paid in full on February 10, 2004. William D. Ross served as a senior executive officer of the Company and the Bank until 1998.

Report of the Compensation Committee on Executive Compensation

     The following “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

     The purpose of the Compensation Committee is to compensate qualified, competent management; motivating executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors of the Company; and insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and stockholders’ interest.

     The Compensation Committee considered the following criteria in recommending to the Board the compensation of the Chief Executive Officer as well as the approval of compensation of other executive officers of the Company and its subsidiaries:

1.	The overall financial, market and competitive performance of the Company and its subsidiaries during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

2.	The level of and/or increases in earnings and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3.	Consideration of individual as well as combined measures of progress of the Company and its subsidiaries including the quality of the loan portfolio, the level of the changes in capital ratios, the overall growth of the Bank, the improvement in market share and franchise value, the improvement in share value measures, the level and improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups, the implementation and execution of strategic plans and other objectives as may be established by the Board of Directors of the Company.

4.	The individual commitment of the Chief Executive Officer relative to overall management efficiency, inspirational leadership, professional involvement, civic activities, business development, and the maintenance of corporate stature enhancing the image of the Company and it subsidiaries in their market place.

5.	The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry, and similar asset and operating characteristics with a concentration on those institutions operating in the Company’s market.

     The compensation arrangements and recommendations of the Compensation Committee include a base salary and a bonus component if the Executive’s performance is judged to warrant such a bonus.

     The base compensation of Craig J. Cerny, the Chief Executive Officer of the Company and the Bank, was established at $325,000 on January 1, 2002 and remained at that level as of January 1, 2004. Mr. Cerny’s compensation level, determined consistent with the before mentioned criteria, was based on an examination of peer group comparisons relative to salary and bonus compensation for chief executive officers. Mr. Cerny’s performance is measured by the profit, capital position, asset quality, franchise value development, results of the investment activities, strategy execution, and efficiency of the Company and the Bank, as well as the other measures of executive compensation so noted in determining his specific compensation. Mr. Cerny was awarded a bonus of $225,000 for his service during 2003, paid in January 2004, based on his overall performance as well as other activities which ensued during the course of the year.

     With respect to the other executive officers of the Company and its subsidiaries, the Compensation Committee considered salary and bonus recommendations prepared by the President and the Chief Executive Officer to establish 2003 compensation. The salary adjustment recommendation and bonus was based on the Company’s overall performance in the past year as well as an analysis of competitive compensation levels necessary to maintain and attract quality personnel.

     Following extensive review and approval by the Compensation Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Mr. Cerny does not participate in the review of his compensation.

COMPENSATION COMMITTEE

William D. Ross
Paul O. Halme
John J. McConnell

Performance Graph

     The following stock performance graph compares the performance of the Company’s common stock with that of the Nasdaq Composite Index (U.S. companies) and the Nasdaq Bank Index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on November 12, 2002 (the date the Company’s common stock first began trading on the Nasdaq National Market), in the Company’s common stock, and in the other indices referenced above. The cumulative returns include the payment of dividends by the Company. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

	11/12/2002	12/31/2002	06/30/2003	12/31/2003
HWFG	$100.00	102.75	113.14	151.59
NASDAQ Bank Index	100.00	101.25	111.55	131.56
NASDAQ Composite Index	100.00	98.96	120.25	148.45

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed Deloitte & Touche LLP, independent certified public accountants, to perform the audit of the Company’s financial statements for the year ending December 31, 2004, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The following table presents fees billed for professional audit and tax services rendered by Deloitte & Touche, LLP for 2003 and 2002. Deloitte & Touche, LLP rendered services for the audit of the Company’s consolidated financial statements and its subsidiaries and tax services for the Company and its subsidiaries and is summarized in the table below.

	2003	2002
Audit fees	$165,799	$130,500
Audit related fees	—	—
Tax fees(1)	72,128	52,300
All other fees(2)	64,640	216,915

Total fees	$302,567	$399,715

(1)	Tax fees consisted of tax return preparation, tax planning and services related to California Franchise Tax Audit.

(2)	All other fees consisted of fees paid in conjunction with the Company’s initial public offering completed in November 2002.

     The audit committee has concluded that the provision of non-audit services provided by Deloitte & Touche LLP to the Company in 2003 were not incompatible with maintaining the independence of Deloitte & Touche LLP in their capacity as the Company’s auditor.

     The Company has been advised by Deloitte & Touche LLP that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Deloitte & Touche LLP will be represented at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     The Audit Committee has adopted a policy that requires advance approval of any non-audit service, including tax services, that its registered public accounting firm renders, unless such prior approval may be waived because of permitted exceptions under the Sarbanes-Oxley Act of 2002.

     The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2004.

STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in May 2005, must be received at the principal executive offices of the Company, 610 Alamo Pintado Road, Solvang, California 93463, Attention: Lisa Watkins, Secretary, no later than December 16, 2004.

     Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company’s Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such proposals were received for the Annual Meeting. Such stockholder’s notice is required to set forth certain information specified in the Company’s Bylaws. To be timely with respect to the next annual meeting to be held in May 2005, a stockholder’s notice must be received by the Secretary of the Company no later than January 15, 2005.

ANNUAL REPORTS

     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 accompanies this Proxy Statement. The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors
/s/ CRAIG J. CERNY
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

HARRINGTON WEST FINANCIAL GROUP, INC.

May 25, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê   Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors For a three year term:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Paul O. Halme
		¡	Stanley J. Kon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please check here if you plan to attend the Annual Meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HARRINGTON WEST FINANCIAL GROUP, INC.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARRINGTON WEST
FINANCIAL GROUP, INC. (“COMPANY”), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2004 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned being a stockholder of the Company as of March 31, 2004, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Harrington Bank, a Division of Los Padres Bank FSB, 14300 Metcalf Avenue, Overland Park, Kansas, 66223, on Tuesday, May 25, 2004 at 5:00 p.m. and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

(Continued and to be signed on the reverse side)